OPTICAL COATING LABORATORY, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

     The undersigned hereby appoints JOSEPH C. ZILS and AGIE NAVARRO, or either of them, each with power of substitution as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Optical Coating Laboratory, Inc. to be held at the Corporate Offices of Optical Coating Laboratory, Inc. Santa Rosa, California on March 18, 1997 at 3:30 p.m., and any adjournment thereof, and to vote all shares held by the undersigned on the following:

The Management recommends a vote FOR Items 1 and 2.

1.   Election of Directors           [ ] For  [ ] Withhold
                                                  for all
     Herbert M. Dwight, Jr.,
     Douglas C. Chance,
     Shoei Kataoka
     John McCullough,
     Julian Schroeder,
     Renn Zaphiropoulos


2    Ratification of Deloitte &
     Touche LLP as the Company's
     independent auditors            [ ] FOR  [ ] AGAINST [ ] ABSTAIN

3. In their discretion, upon such [ ] FOR [ ] AGAINST [ ] ABSTAIN other matters as may properly be brought before the meeting or any adjournment thereof;



SIGNATURE(S)________________________________   DATED ___________, 1997
Please sign exactly as name hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

             PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY,
                          USING THE ENCLOSED ENVELOPE

                    OPTICAL COATING LABORATORY, INC.
                    ANNUAL MEETING OF STOCKHOLDERS
                          MARCH 18, 1997, 3:30 P.M.

You are cordinally invited to attend the Annual Meeting of Stockholders of Optical Coating Laboratory, Inc. to be held on Tuesday, March 18, 1997 at 3:30 p.m. at OCLI's Corporate Offices in Santa Rosa, California.

Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, CA  95407-7397
Tel:  707-545-6440
                                      (Map from Bay Area to OCLI)
Directions to OCLI:
From U.S. 101 North, take the
Highway 12 Sebastopol exit.
Travel about 1 1/2 miles on
Highway 12 to Stony Point Road
(2nd Exit). Turn left on Stony
Point Road and continue to
Northpoint parkway (fourth
stoplight after you turn  onto
Stony Point). Turn right on
Northpoint Parkway and
continue to OCLI Visitor Parking
(about 1/2 mile).